Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stand-Alone Inducement Options of Insulet Corporation of our reports dated March 13, 2009, with respect to the consolidated financial statements of Insulet Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of internal control over financial reporting of Insulet Corporation filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Boston, Massachusetts
February 10, 2010